Evolus Reports Fourth Quarter
and Full-Year 2021 Results and Provides Business Update
•Q4 2021 Net Revenue of $34.7 Million, Up 68% from Q4 2020
•Full-Year 2021 Net Revenue of $99.7 Million, Up 76% Over 2020
•Full-Year 2022 Net Revenue Guidance of $143 to $150 Million Reaffirmed
•Cash Position at December 31, 2021 of $146.3 Million
NEWPORT BEACH, Calif., March 3, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the fourth quarter and full-year ended December 31, 2021 and provided a business update. The results were consistent with the previously reported preliminary unaudited results announced on January 26, 2022.
“We are very pleased to announce record fourth quarter 2021 sales of Jeuveau®, which reflected accelerating growth trends,” said David Moatazedi, President and Chief Executive Officer. “For the full year, we achieved net revenue growth of 76%. Our strong results were driven by our singularity in focus targeting Jeuveau® to millennial consumers, the fastest-growing segment of neurotoxin users, through our first in class co-branded marketing program.”
Evolus finished 2021 achieving all-time highs across several key metrics:
•Evolus added 400 new customer accounts in the fourth quarter and 1,400 new accounts in 2021, bringing the total accounts purchasing since launch to more than 7,000 with a reorder rate of over 70%1.
•During the year, Evolus ran more than 2,300 individualized co-branded marketing campaigns across the United States resulting in more than 1 billion impressions for the year. This is more than 4-times the number of campaigns that were run in 2020 and 20-times the number of impressions.
•Since inception, more than 270,000 consumers have registered in the Evolus Rewards loyalty program2, more than double the level a year ago, and the program has provided consumers over 120,000 repeat treatments of Jeuveau®.
Moatazedi continued, “Our strong exit to the year along with favorable underlying trends in the aesthetic neurotoxin market positions us for continued growth and share gains in 2022. As such, we remain confident in our 2022 net revenue guidance of $143 million to $150 million, which equates to 43% to 50% growth over 2021, a rate more than double the industry average.”
Fourth Quarter 2021 Business Highlights and Recent Developments
•During the quarter, the company entered into a $125 million term loan financing facility and borrowed the first tranche of $75 million. This first tranche is expected to fund Evolus through cash flow breakeven, removing the need for any further financing of its current operations. The company also has $50 million available under the second tranche of the facility that can be drawn without restriction prior to December 31, 2022.

•The company continues to make progress on its Phase II “extra strength” Jeuveau® clinical study and remains on track to enroll its first patient during the first quarter of 2022.
•In January 2022, the company further strengthened and diversified its Board of Directors with the appointment of digital and beauty innovator Brady Stewart.
•In February 2022, the company’s submission to the Australian Therapeutics Good Administration for regulatory approval of Nuceiva® was accepted, an important milestone toward its international growth strategy.
Fourth Quarter 2021 Financial Results
•Total net revenues in the fourth quarter of 2021 increased 68% to $34.7 million from $20.6 million in the fourth quarter of 2020 driven by both higher volumes and a higher average selling price.
•Gross profit margin and adjusted gross profit margin were 52.2% and 54.3%, respectively, both of which were impacted by the higher settlement royalty rates in effect until September 2022. Adjusted gross profit margin excludes amortization of intangibles.
•Operating expenses decreased 59% to $52.7 million from $128.6 million in the fourth quarter of 2020. Non-GAAP operating expenses increased to $31.1 million from $25.5 million in the fourth quarter of 2020. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation expense, settlement payments and expenses, and depreciation and amortization expense.
•Loss from operations decreased 83% to $18.0 million from $108.0 million in the fourth quarter of 2020, which included $83.4 million of litigation settlement expenses. Non-GAAP loss from operations was $12.2 million in the fourth quarter of 2021 and was impacted by the payment of settlement royalties. Non-GAAP loss from operations excludes product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation expense, settlement payments and expenses, and depreciation and amortization expense.
Full-Year 2021 Financial Results
•Total net revenues for 2021 increased 76% to $99.7 million from $56.5 million for 2020.
•Gross profit margin and adjusted gross profit margin were 79.0% and 56.3%, respectively, both of which were impacted by the higher settlement royalty rates in effect until September 2022. Adjusted gross profit margin, which excluded amortization of intangibles and a $25.5 million settlement payment from Daewoong, was at the high end of company guidance.
•Operating expenses decreased 31% to $144.1 million from $209.6 million in 2020. Non-GAAP operating expenses increased 13% to $104.6 million from $92.3 million in 2020. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation expense, settlement payments and expenses, and depreciation and amortization expense.
•Loss from operations decreased 71% to $44.4 million from $153.1 million in 2020. Non-GAAP loss from operations decreased by 10% to $48.4 million from $54.0 million in 2020. Non-GAAP loss from operations excludes product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation expense, settlement payments and expenses, and depreciation and amortization expense.
•Cash and cash equivalents as of December 31, 2021 were $146.3 million, including borrowings, net of discounts and issuance costs, of $68.7 million from the first tranche of the credit facility with Pharmakon.

•Net cash used in operating activities decreased by 42% to $33.4 million in 2021 from $57.9 million in 2020.
Outlook
•The company continues to expect total net revenues for full-year 2022 to be between $143 million and $150 million, representing strong year-over-year growth of 43% to 50%. This assumes a minimal sales contribution from international markets.
•The company expects its adjusted gross profit margin for the full year 2022 to be between 58% and 61%. Settlement royalty rates will decrease significantly in September 2022, which is expected to lift the adjusted gross profit margin to be between 68% to 71% for the fourth quarter of 2022.
•Non-GAAP operating expenses for 2022 are estimated to be between $135 million and $140 million, which consists mainly of continued investments in the growth of Jeuveau® in the U.S. plus Nuceiva® launch expenses in Europe. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, stock-based compensation expense, and depreciation and amortization expense.
•During the first quarter of 2022, the company expects to make its second lump-sum settlement payment of $15 million under the 2021 settlement agreements. The company will make its final settlement payment of $5 million in the first quarter of 2023.
•The company remains on track to commence the launch of Nuceiva® in Europe in the third quarter of 2022.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 1:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of the Evolus website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13726963. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of the Evolus website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company with a customer-centric approach to delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s prospects, strategy, the company’s financial outlook for 2022 and expectations regarding financing plans, clinical study enrollment, regulatory approvals and international commercial product launches.
Forward-looking statements involve risks and uncertainties that could cause actual results or experiences to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in Evolus’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the Securities and Exchange Commission on November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset and, as applicable, the one-time settlement payment from Daewoong. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses exclude, as applicable, (i) product cost of sales, (ii) one-time settlement payment from Daewoong, (iii) the revaluation of contingent royalty obligations, (iv) stock-based compensation expense, (v) depreciation and amortization and (vi) litigation settlement expenses. Non-GAAP loss from operations excludes, as applicable, (i) one-time settlement payment from Daewoong, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, (iv) depreciation and amortization and (v) litigation settlement expenses. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2022. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin or non-GAAP operating expenses because a reconciliation of such measures to GAAP gross profit margin and GAAP operating expenses, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking adjusted gross profit and non-GAAP operating expenses outlook that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2021.
2 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2021.

Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)

	Three Months Ended December 31, 2021		Year Ended December 31,
	2021	2020	2021		2020
Revenue:
Product revenue, net	$34,657	$20,577	$98,971		$55,802
Service revenue	—	—	702		738
Total net revenues	34,657	20,577	99,673		56,540

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	15,834	7,278	43,534		18,299
Settlement payment from Daewoong	—	—	(25,500)		—
Selling, general and administrative	33,279	27,394	112,068		98,190
Research and development	423	719	2,064		1,722
Revaluation of contingent royalty obligation to Evolus Founders	2,241	7,915	6,290		(2,007)
Depreciation and amortization	920	1,876	5,622		7,027
Litigation settlement expenses	—	83,421	—		83,421
Restructuring costs	—	—	—		2,956
Total operating expenses	52,697	128,603	144,078		209,608
Loss from operations	(18,040)	(108,026)	(44,405)		(153,068)
Other income (expense):
Interest income	—	5	1		635
Interest expense	(140)	(2,823)	(1,396)		(10,503)
Loss from extinguishment of debts, net	—	—	(968)		—
Loss before income taxes	(18,180)	(110,844)	(46,768)		(162,936)
Income tax (benefit) expense	(3)	(150)	42		77
Net loss	(18,177)	(110,694)	(46,810)	—	(163,013)
Other comprehensive gain:
Unrealized (loss) gain on available-for-sale securities, net of tax	—	(3)	—		(6)
Comprehensive loss	(18,177)	(110,697)	(46,810)		(163,019)
Net loss per share, basic and diluted	$(0.33)	$(3.28)	$(0.94)		$(4.83)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	55,574	33,749	49,773		33,738

Evolus, Inc.
Summary of Balance Sheet Data
(in thousands)

	December 31, 2021	December 31, 2020
Balance Sheet Data:
Cash and cash equivalents	$146,256	$102,562
Short-term investments	—	5,000
Total cash, cash equivalents and short-term investments	$146,256	$107,562

Term loan, net of discount and issuance costs	$71,222	$74,384
Convertible note	—	40,506
Total debt	$71,222	$114,890

Working capital	$121,136	$(52,636)
Total assets	$257,483	$209,068
Total current liabilities	$57,663	$180,248
Total liabilities	$175,607	$282,026
Accumulated deficit	$(422,882)	$(376,072)
Total stockholders' equity	$81,876	$(72,958)

Evolus, Inc.
Summary of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020
Net cash (used in) provided by:
Operating activities	$(33,388)	$(57,871)
Investing activities	4,030	12,194
Financing activities	73,052	38,347
Change in cash and cash equivalents	43,694	(7,330)
Cash and cash equivalents, beginning of period	102,562	109,892
Cash and cash equivalents, end of period	$146,256	$102,562

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

	Three months ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total net revenues	$34,657	$20,577	$99,673	$56,540
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	15,834	7,278	43,534	18,299
Settlement payment from Daewoong	—	—	(25,500)	—
Amortization of distribution right intangible asset	739	755	2,939	2,971
Total cost of sales	16,573	8,033	20,973	21,270
Gross profit	18,084	12,544	78,700	35,270
Gross profit margin	52.2%	61.0%	79.0%	62.4%
Add: Settlement payment from Daewoong	—	—	(25,500)	—
Add: Amortization of distribution right intangible asset	739	755	2,939	2,971
Adjusted gross profit	$18,823	$13,299	$56,139	$38,241
Adjusted gross profit margin	54.3%	64.6%	56.3%	67.6%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(in thousands)

	Three months ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP operating expenses	$52,697	$128,603	$144,078	$209,608
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	15,834	7,278	43,534	18,299
Settlement payment from Daewoong	—	—	(25,500)	—
Revaluation of contingent royalty obligation payable	2,241	7,915	6,290	(2,007)
Stock-based compensation
Included in selling, general and administrative	2,588	2,606	9,372	10,408
Included in research and development	61	24	204	176
Depreciation and amortization	920	1,876	5,622	7,027
Litigation settlement expenses	—	83,421	—	83,421
Non-GAAP operating expenses	$31,053	$25,483	$104,556	$92,284

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(in thousands)

	Three months ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP (loss) from operations	$(18,040)	$(108,026)	$(44,405)	$(153,068)
Adjustments:
Settlement payment from Daewoong	—	—	(25,500)	—
Revaluation of contingent royalty obligation payable	2,241	7,915	6,290	(2,007)
Stock-based compensation
Included in selling, general and administrative	2,588	2,606	9,372	10,408
Included in research and development	61	24	204	176
Depreciation and amortization	920	1,876	5,622	7,027
Litigation settlement expenses	—	83,421	—	83,421
Non-GAAP (loss) from operations	$(12,230)	$(12,184)	$(48,417)	$(54,043)